                                                                   EXHIBIT 10.7

                               MOLICHEM R&D, INC.
                          STANDARD TERMS OF EMPLOYMENT


         THIS AGREEMENT is made as of the 17th day of September, 2001, by and among Molichem Medicines, Inc., a Delaware corporation, with its mailing address at 100 Europa Drive, Suite 421, Chapel Hill, North Carolina 27514 ("MLCM"), MoliChem R&D, Inc., a North Carolina corporation with its mailing address at 100 Europa Drive, Suite 421, Chapel Hill, North Carolina 27514 (the "Employer"), and Ronald E. Keeney, an individual residing at 1433 Princess Ann Drive, Raleigh, North Carolina 27607 ("Employee").

         The following terms of employment are agreed to by the Parties:

         1. Engagement. Employer agrees to engage Employee and Employee accepts an engagement from Employer to serve initially as Executive Vice President and Chief Medical Officer, subject to change as appropriate to the needs of the Employer.

         2. Commitment. During and throughout the term of this Agreement, Employee will devote Employee's entire working time, attention, and energies to carry out, fulfill and perform the duties and responsibilities to be performed by Employee under the terms of this Agreement, and as assigned to Employee by Employer from time to time, and shall not, during the term of this Agreement, engage in any other business activity unless specifically sanctioned by the President of Employer. Employee's commitment under this Agreement shall be full-time. This provision shall not be construed as preventing Employee from investing Employee's assets in other businesses provided that the investment does not require significant services or time commitments on the part of Employee in the affairs of the businesses in which the investments are made; provided, however, that Employee shall not devote any time to any business related to or likely to be competitive with the business of Employer, as that business is defined in Employee's Special Terms and Conditions of Employment, which are ancillary to this Agreement, without written authorization from the President of Employer.

         Notwithstanding the foregoing, Employer agrees that Employee may engage in consulting activities for third parties for up to ten (10) hours per week provided such activities do not detract from Employee's obligations to Employer, and are not in violation of the terms of confidentiality or non-competition set forth in this Agreement or in the "Special Terms of Employment" entered into by Employee in connection herewith, and provided Employee assumes responsibility for all of his expenses and taxes in connection with such consulting.

         3. Compensation.

         A. Employee shall be paid an initial salary at the annual rate of one hundred twenty-five thousand dollars ($125,000), payable in monthly installments or in such other intervals during the year as Employer regularly pays its other employees. Employer and Employee shall review Employee's performance on an annual basis in accordance with Employer's standard practice, and at that time shall determine whether Employee's salary should be increased.

         B. Employee shall be paid a signing bonus in the amount of thirty thousand dollars ($30,000). Such payment is in consideration of Employees' start date in advance of his prior employer's bonus payment date. Such bonus shall be due upon the commencement of employment, provided however, if Employee receives his annual bonus from his previous employer prior to his commencement date with Employer, no signing bonus shall be due to Employee. In the event Employee receives his annual bonus from his previous employer after his commencement date with Employer, Employee shall reimburse Employer for the amount of the signing bonus.

         C. Upon the approval of the Board of Directors, Employee shall have the opportunity to earn an annual bonus in the amount of twenty percent (20%) of base compensation and shall be eligible for other incentive compensation payments, in accordance with such plans as may be adopted by the Board of Directors of Employer.

         D. In addition to the compensation under Sections 3.a., 3.b. and 3.c., Employee shall be awarded an option to purchase one hundred thousand (100,000) shares of the common stock of MLCM at a purchase price of one dollar and fifty cents ($1.50) per share pursuant to the terms and conditions of the Option Agreement in the form of Exhibit A, which agreement provides for vesting of the options at a rate of 1/36 per month for three years beginning October 1, 2001. In addition, at the discretion of the Board of Directors of MLCM, Employee may be granted additional options for the common stock of MLCM upon the completion of minimum revenue and funding targets to be established by MLCM.

         E. All applicable federal and state taxes and other governmental assessments shall be deducted from Employee's salary or bonus payments, as required by law.

         4. Benefits.

         A. Vacation. Employee shall be entitled to fifteen (15) days of paid vacation each calendar year, which shall accrue at the rate of 3.25 days per quarter, and to compensation in respect of earned but unused vacation. Vacation days not used in one calendar year shall carry over to the following calendar year up to a maximum amount of five (5) days. No compensation shall be due for unused vacation days that do not carry over.

         B. Sick and Personal Leave. Employee shall be entitled to ten (10) days of sick and personal leave each calendar year, which shall accrue at the rate of
2.5 days per quarter. Sick leave may be used with respect to illness of Employee or to attend to illness of any member of his or her immediate family who resides with Employee. Personal leave may be used to attend to personal matters such as medical appointments, or funerals of family members. Sick and personal leave days not used in one calendar year shall carry over to the following calendar year up to a maximum of thirty (30) days of such leave. No payment shall be made for unused sick and personal leave.

         C. Leave Policies. Employer may at its sole option change its vacation or sick and personal leave policy by providing a new policy in writing to Employee and specifically referencing it as an amendment to this Agreement, such amendment to be prospective only.

         D. Holidays. Employee shall be entitled to such paid holidays as are provided to the other Employer employees.

         E. Insurance. Employer agrees to Employee's individual health, life and disability insurance premiums for Employee's Glaxo Retirement Medical coverage, American Medical Association excess major medical coverage, American Medical Association Life Insurance and American Express Financial long term disability insurance; provided however, Employer may at any time at its option elect to discontinue payment of part of all of such premiums and to instead provide Employee with the standard health, life and disability coverage provided to other employees, which coverage may vary from time to time or may be eliminated, provided that Employee is treated the same as other employees similarly situated. If the Employer offers family coverage on any such policy and Employee elects such coverage, Employee shall be responsible for payment of the premiums for Employee's family members other than Employee.

         F. Membership Fees. Employer shall pay Employee's following membership fees during the term of employment: American Medical Association, American Academy of Pediatrics, American Academy of Pharmaceutical Physicians, Association of Clinical Research Professionals, Drug Information Association, Faculty of Pharmaceutical Physicians of the Royal College of Physicians U.K., Ambulatory Pediatric Association and any other organizations as are mutually agreed upon by Employer and Employee.

         G. Other Benefits. Employee shall be entitled to participate in any other group benefit plans or arrangements made available to Employer's employees in the future, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Employee under any plan or arrangement shall be deemed to be in lieu of compensation payable to Employee pursuant to Paragraph 4.

         H. Expenses. During the term of this Agreement Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee in performing services on behalf of Employer, including all expenses of travel, provided that such expenses are documented by proper receipts and in accordance with the travel and reimbursement policies established by Employer.

         5. Drug and Alcohol Use. Employee acknowledges that the use, possession, or sale of narcotics, hallucinogens, depressants, stimulants, marijuana, or other controlled substances on Employer premises or while in pursuit of Employer business is prohibited. (This does not apply to medication prescribed by a licensed physician and taken in accordance with such prescription). The use of the above substances on or away from Employer premises or of any other substance such as alcohol, which adversely affects Employee's job performance, or which may reflect unfavorably on public confidence in the manner in which Employer carries out its responsibilities, as determined by Employer, is also prohibited.

         6. Term and Termination.

         A. Employee may terminate his employment at any time upon giving two week's written notice to Employer.

         B. Employer may terminate Employee at any time, at?will, and with or without cause, upon two weeks' prior notice, or upon immediate notice with payment of two weeks' salary in accordance with subparagraph (d) below; provided however, in the event Employee is terminated for other than cause, Employer shall pay Employee a severance payment in the amount of six (6) months salary in accordance with subparagraph (d) below. For the purpose of this Agreement, "cause" shall mean (i) the failure of Employee to perform or observe (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, (ii) dishonesty or misconduct on the part of Employee that is or is reasonably likely to be materially damaging or materially detrimental to the business of the Company, (iii) conviction of a felony, (iv) failure to comply with the reasonable directions of the Board of Directors or officers of the Company in a way that is materially damaging or materially detrimental to the business of the Company, or (v) failure to perform his material duties under this Agreement due to abuse of alcohol or drugs. Prior to terminating this Agreement on account of Employee's failure to perform or observe any of the material terms and conditions of this Agreement (as described in clauses (i), (iv) or (v) of the preceding sentence), the Company shall give Employee thirty (30) days' written notice and an opportunity to cure such failure to the satisfaction of the Company.

         C. In addition, Employer may terminate Employee's employment immediately upon the happening of any of the following:

         (1) Employee's death; or

         (2) Except as may otherwise be provided under the Americans with Disabilities Act, Employee's disability defined as Employee becoming ill or injured or otherwise so incapacitated that Employee cannot, in the opinion of the Board, carry out and perform Employee's duties, and such incapacity continues for a period in excess of three (3) months; or

         (3) Dissolution of Employer or discontinuance of its business; or

         (4) Employee's violation of representations or obligations under Paragraph 3 of this Agreement, or of Employee's Special Terms and Conditions of Employment; or

         (5) Misconduct, including, but not limited to violation of Employer policies or procedures, unwillingness to perform, insubordination, or a reasonably based suspicion of dishonesty or other material breach of ethical or professional standards.

         D. Upon termination, Employer shall make a final payment of all amounts due for any reason no later than three (3) months after the termination date, provided that any salary due and payable to Employee shall be paid no later than the next pay period net of any amounts due from Employee to Employer and provided further that any severance payment due to Employee shall be paid in regular monthly installments. Employee agrees that to the extent Employee owes money or property to Employer, such amounts can be offset by the amounts due to Employee. As a condition to final payment, Employee shall sign a release indicating that no further compensation of any type is due prior to receiving the final payment.

         E. Notwithstanding any such termination, the obligations and restrictions imposed on the Employee pursuant to the Special Terms and Conditions of Employment shall survive termination of this Agreement and shall exist in accordance with the terms of that document.

         7. Employee Handbook. From time to time, Employer may distribute employee manuals or handbooks, and officers or other representatives of Employer may make written or oral statements relating to Employer's policies and procedures. Employee shall abide by such policies, procedures and statements. No policies, procedures, or statements of any nature by or on behalf of Employer (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Agreement or Employee's Special Terms and Conditions of Employment.

         This Agreement is effective as of the date first above written and is executed in duplicate originals.
                                        MOLICHEM R&D, INC.

                                        By:
----------------------------               ------------------------------
Employee
                                        Its:
                                           ------------------------------

                                        MOLICHEM MEDICINES, INC.

----------------------------
Witness                                 By:
                                           -------------------------------

                                        Its:
                                            ------------------------------

                                                                       Exhibit A

                      NON-STATUTORY STOCK OPTION AGREEMENT

         This Nonstatutory Stock Option Agreement, dated as of September 17, 2001 (this "Agreement") is entered into by and between MoliChem Medicines, Inc., a Delaware corporation (the "Company") and Ronald E. Keeney, an employee of MoliChem R&D, Inc. ("R&D"), a wholly owned subsidiary of the Company ("Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Optionee is now an employee of the Company's wholly owned subsidiary MoliChem R&D, Inc., and the Company desires to afford employees of its subsidiary the opportunity to acquire, or enlarge, their stock ownership in the Company so that Optionee may have a direct proprietary interest in the success of the Company and its subsidiary;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Company grants to Optionee, during the period commencing with the date of this Agreement and ending September 16, 2011, unless terminated in accordance with Paragraph 3 or accelerated or terminated in accordance with Paragraph 8 (the "Option Period"), the option to purchase from the Company (the "Option"), at a price of one and a half dollars ($1.50) per share (the "Option Price") one hundred thousand (100,000) shares of the Company's Common Stock (the "Shares"). The Option granted herein is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees, officers, directors and consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. The Option granted herein is not intended to be an "incentive stock option" under Section 422 of the Code.

         2. Exercise of Option

         (a) The Option may be exercised, from time to time, during the Option Period, to purchase all or any portion of the number of Shares as follows:

                                                              CumulativeMaximum
                                                                Percentage of
                                                                  Shares that
         Period from Date of Grant of the Option               may be Purchased
         ---------------------------------------               ----------------

         Before October 1, 2001                                    0%

         On the first day of each month beginning October 1, 2001 and on the first day of each of the next thirty-five (35) months, 1/36 of the remaining unvested Option shall vest such that 1/36 of 100% each such month shall be added to the cumulative maximum percentage of shares that may be purchased.

The maximum number of Shares that may be purchased during each time period specified above shall be reduced by the number of Shares purchased prior to the beginning of such period, such that the cumulative maximum for each time period is not exceeded.

         (b) No fewer than one hundred (100) Shares may be purchased upon any one exercise of the Option, unless the number of Shares to be purchased at such time is the total number of Shares remaining subject to the Option. Any exercise of less than the total number of Shares identified in the Option shall be deemed an exercise in part, and the Option may again be exercised at such time or times determined by Optionee, provided that at such times the Option is still exercisable.

         (c) In no event shall any option granted hereunder be exercisable for a fractional share.

         (d) The Option is exercised by Optionee delivering to the Secretary of the Company, on any business day, a written notice signed by Optionee specifying the number of Shares to be purchased, together with the Option Price, in the manner specified in Paragraph 4(a).

         (e) The Option, or any unexercised part thereof, shall not be exercisable after expiration or termination of the Option Period.

         3. Termination of Employment. Vesting of the Option, as set forth in Paragraph 2(a), shall terminate as of the date of termination of Optionee's employment such that the Option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of Paragraph 2(a) of this Agreement and also that number of shares as to which the exercise of the Option is accelerated under Section 8. For the purpose of this Agreement, termination of employment means cessation of Optionee's employment relation with the Company or an Affiliate for any reason, including without limitation, termination by death, disability, retirement, for cause, without cause, voluntary or involuntary; termination shall not be deemed to have occurred if Optionee changes employment from employment with the Company or an Affiliate to employment with another Affiliate or the Company provided that Optionee is working at least fifty percent (50%) of the time for the Company or an Affiliate.

         4. Payment of Option Price and Related Taxes.

         (a) Payment in full of the Option Price must be made at the time the Option is exercised, and shall be paid in U.S. dollars in cash or by certified or bank check; provided, however, that in the discretion of the Committee, but only after an Initial Public Offering has occurred, payment may be made by surrendering shares of Common Stock of the Company owned by Optionee in one or more sequential surrenders, regardless of whether such shares were acquired pursuant to the exercise or partial exercise of the Option or any other option and regardless of whether a stock certificate for such shares shall have been received by Optionee. Shares received in payment shall be valued at Fair Market Value as of the date of the exercise of the Option. Any overpayment shall promptly be refunded in cash.

         (b) To the extent Optionee (or other person exercising this Option) recognizes income as a result of the exercise of the Option, Optionee shall pay the Company an amount equal to the federal, state and local withholding taxes on income so recognized within ten (10) days of the exercise of the Option.

         5. Issuance of Shares.

         (a) Within fifteen business days after receiving notice of exercise and payment of the aggregate Option Price, and subject to Optionee's payment or arrangement for payment of the applicable taxes as specified in Paragraph 4(b), the Company shall issue to Optionee the number of Shares with respect to which the Option was exercised, and shall deliver to Optionee, a certificate for such Shares.

         (b) Notwithstanding anything to the contrary contained in this Agreement, this Option may not be exercised if at any time the Board of Directors determines it is necessary or desirable as a condition of, or in connection with, the issuance of the Shares that (i) the Shares be listed, registered or qualified upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any governmental authority be received. In no event may the Shares be issued in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained. Notwithstanding the foregoing, the Company shall not be required to register under the Securities Act any Common Stock to be issued pursuant to exercise of the Option.

         (c) Notwithstanding anything to the contrary contained in this Agreement, if at any time specified herein for the issuance of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other federal, state or local governmental authority having jurisdiction, shall require either the Company or Optionee to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken. The Company shall be under no obligation to take such action and the Company shall have no liability whatsoever as a result of the non-issuance of such shares as a result of not taking such action, except to refund to the Optionee any consideration tendered in respect of the Option Price.

         6. Transfer of Option. This Option is not transferable by Optionee except by will or intestate succession, and is exercisable during Optionee's lifetime only by Optionee. No assignment or transfer of this Option or of the rights represented thereby in contravention of the foregoing, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever. Immediately upon any attempt to assign or transfer this Option, this Option shall terminate and be of no force or effect.

         7. Adjustments Upon Changes in Capitalization or Mergers.

         (a) The Shares with respect to which this Option is granted are shares of the Common Stock of the Company as constituted on the date of this Agreement, but if, and whenever, prior to the delivery by the Company of all of the Shares with respect to which this Option is granted, the Company shall pay a stock dividend or effect a subdivision or combination of shares, or other capital readjustment, then (i) in the event of any increase in the number of shares of common stock outstanding, the number of Shares then remaining subject to the Option shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the Option Price payable per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of Common

Stock outstanding, the number of Shares then remaining subject to the Option shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the Option Price payable per share shall be proportionately increased.

         (b) Upon a merger or consolidation of the Company with or into or with one or more other corporations, or any other corporate reorganization of any form involving the Company as a party and an exchange, conversion, adjustment or other modification of the outstanding Common Stock, Optionee shall thereafter have the right, upon exercise of the Option, provided that such Option is currently exercisable and has not otherwise been terminated, to receive the kind and amount of shares of stock or other securities or property to which Optionee would have been entitled if Optionee had received Shares by exercise of the Option immediately prior to or simultaneously with such merger or consolidation or similar transaction, and the Option Price shall be adjusted accordingly. Comparable rights shall accrue to Optionee in the event of successive transactions of the type described above. These adjustments and the manner of their application shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of fractional shares.

         8. Termination and Acceleration of Options.

         (a) Anything contained herein to the contrary notwithstanding, upon a sale or transfer of all or substantially all of the assets of the Company or R&D to another corporation (other than a wholly-owned subsidiary), person or entity, or upon a distribution by the Company of its assets as a liquidating or partial liquidating dividend with respect to its Common Stock, or the happening of any other similar event affecting its Common Stock, then following a determination by the Board of Directors to effect or proceed with such event or transaction, and in any event at least ten (10) days' prior to the effective date of such event or transaction, the exercisability of the Option shall be accelerated such that even if certain conditions must be met for the exercise of a portion of the Option, the Option shall be exercisable for the full remaining amount of the Shares. Further, in the event of such event or transaction, the Board of Directors, upon at least ten (10) days' written notice to the holder, may in its sole discretion provide that such Option or any unexercised portion thereof shall terminate as of the effective date of such event or transaction.

         (b) Anything contained herein to the contrary notwithstanding, upon the happening of an "Initial Public Offering" (defined as an underwritten offering of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, in which the net proceeds to the Company are at least $5,000,000), then following a determination by the Board of Directors to effect or proceed with the Initial Public Offering, the Board of Directors, in its sole discretion and upon at least ten (10) days' written notice to the holder of all or any portion of any Option previously granted and unexercised, shall either (i) accelerate the exercisability of all or any portion of such Option to a date prior to the effective date of the Initial Public Offering, even if any other provisions of this Agreement require such Option or any portion thereof be outstanding for a minimum amount of time prior to exercise, or (ii) accelerate the exercisability of all or any portion of such Option as provided in the preceding clause (i) and provide that such Option or any unexercised portion thereof shall terminate as of the effective date of the Initial Public Offering.

         (c) Anything contained herein to the contrary notwithstanding, in the event of a merger or consolidation of the Company with or into any other corporation or organization as a result of which the holders of the voting capital stock of the Company prior to such merger or consolidation would receive or hold less than a majority of the shares of voting capital stock of the resulting or surviving corporation or organization, then, following a determination by the Board of Directors to effect or proceed with such merger or consolidation, and in any event at least ten (10) days' prior to the effective date of such merger or consolidation, the exercisability of the Option shall be accelerated such that even if certain conditions must be met for the exercise of a portion of the Option, the Option shall be exercisable for the full remaining amount of the Shares. Further, in the event of such merger or consolidation, the Board of Directors, upon at least ten (10) days' written notice to the holder, may in its sole discretion provide that such Option or any unexercised portion thereof shall terminate as of the effective date of such merger or consolidation.

         (d) Anything contained herein to the contrary notwithstanding, in the event Optionee's position of employment with the Company is terminated as a result of (i) a merger or consolidation of R&D with or into any other corporation or any other event or series of events, as a result of which R&D ceases to be an Affiliate of the Company, or (ii) the sale or transfer of all or substantially all of the assets of R&D to another corporation (other than a wholly-owned subsidiary), person or entity or a distribution by R&D of its assets as a liquidating or partial liquidating dividend with respect to its Common Stock, or the happening of any other similar event affecting its Common Stock, then following a determination by the Board to effect or proceed with such event or transaction, and in any event at least ten (10) days' prior to the effective date of such event or transaction, the exercisability of the Option shall be accelerated such that even if certain conditions must be met for the exercise of a portion of the Option, the Option shall be exercisable for the full remaining amount of the Shares.

         9. Optionee Not Stockholder. Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any shares covered by this Option unless this Option shall have been exercised and the Option Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment.

         10. No Effect. Neither the Option granted hereunder nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         11. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: (a) if to the
Company: MoliChem Medicines, Inc., 100 Europa Drive, Suite 421, Chapel Hill, North Carolina 27514, Attention President, or at such other address as the Company, by notice to Optionee, may designate in writing from time to time; and
(b) if to Optionee, to Optionee's address appearing below or at such other address as Optionee, by notice to the Company, may designate in writing from time to time.

         12. Entire Agreement; Rights and Interest. This Non-Statutory Stock Option Agreement, including its exhibits, and the Plan pursuant to which it was issued, constitute the entire agreement of the parties with respect to the matters covered hereby, and supersede any previous agreements, whether written or oral. Each party hereby stipulates and acknowledges that there are no other understandings, expectations or agreements, either written or oral, respecting Optionee's rights and entitlements as a stockholder or option holder of the Company, including, without limitation, any understandings, expectations, or agreements regarding any employment, compensation or other benefits, governance of the Company or the payment of dividends, except as expressly set forth in Optionee's employment agreement with the Company, if any. Optionee hereby covenants and agrees, for himself or herself and for his or her successors and assigns, that no such understandings, expectations or agreements which may hereafter arise shall be cognizable or enforceable unless the same shall be reduced to a writing signed by the parties to be charged.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Optionee has hereunto set his or her hand and seal, all on the day and year first above written.

                                              MoliChem Medicines, Inc.
(CORPORATE SEAL)

                                              By:
                                                  ------------------------------
                                                       President

ATTEST:

---------------------------
Secretary
                                              OPTIONEE:


                                                                        (SEAL)
                                              --------------------------
                                              Ronald E. Keeney
                                              1433 Princess Ann Drive
                                              Raleigh, North Carolina 27607

                               MOLICHEM R&D, INC.
                   SPECIAL TERMS AND CONDITIONS OF EMPLOYMENT

         This Agreement is made the 17th day of September, 2001, between MoliChem R&D, Inc., a North Carolina corporation with its mailing address at 100 Europa Drive, Suite 421, Chapel Hill, North Carolina 27514, (the "Company"), and Ronald E. Keeney, an individual residing at 1433 Princess Ann Drive, Raleigh, North Carolina 27607 ("Employee").

         This Agreement is based on the following understandings:

         A. The Company wishes to employ Employee and Employee desires to be employed by the Company in a position of trust and confidence to aid the Company in its Business; and

         B. Prior to employment of Employee, as a condition of employment, and as part of the initial financial compensation established for Employee, the Parties wish to establish their respective rights in and to the use of certain proprietary and confidential information and intellectual property and to the work product of Employee, and to enter into an understanding regarding the use of the Company's assets, information and goodwill to compete with the Company; and

         C. The Company has informed Employee that entering into this Agreement is a condition of initial employment and the Company would not employ Employee unless Employee agreed to the terms herein; and

         D. Nothing contained in this Agreement shall be deemed to give Employee the right to be employed by the Company for any specific length of time or at any specific wage, it being understood that this Agreement is ancillary to the understandings between the Company and Employee related to compensation, benefits and other terms of employment.

         Therefore, the Parties to this Agreement, affirming the correctness of each recital above, contract and agree as follows:

         1. Consideration. This Agreement is executed by Employee in consideration of initial employment of Employee by the Company, it being understood and agreed that the execution of this Agreement by Employee was contemplated in accepting employment and agreeing to the compensation the Company is to pay to Employee. Employee acknowledges that this consideration is sufficient and adequate consideration for all covenants and commitments made by Employee to the Company in this Agreement.

         2. Reasonableness and Enforceability. EMPLOYEE HAS READ AND CAREFULLY CONSIDERED THE TERMS OF THIS AGREEMENT, HAS HAD THE OPPORTUNITY TO CONTACT EMPLOYEE'S OWN LEGAL COUNSEL TO ADVISE EMPLOYEE REGARDING THE TERMS OF THIS AGREEMENT, AND EMPLOYEE NOW AGREES THAT THE TERMS OF THIS AGREEMENT ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTEREST OF THE COMPANY AND THE COMPANY'S SHAREHOLDERS. EMPLOYEE FURTHER AGREES THAT THE RESTRICTIONS AND COVENANTS OF THIS AGREEMENT WILL NOT IMPAIR

THE ABILITY OF EMPLOYEE TO SECURE EMPLOYMENT SO AS TO BE ABLE TO MAKE A REASONABLE LIVING. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise. Failure of the Company to enforce at any time or for any period of time any of the conditions or covenants of this Agreement shall not be construed as a waiver of such provisions or of the right of the Company to enforce subsequent breaches of the same or other conditions and covenants, unless such permanent waiver is provided to Employee in writing and signed by President of the Company.

         3. The Company's Business. It is understood by Employee that the "Company's Business" includes, without limitation, research, development and commercialization of treatments for respiratory diseases, including but not limited to cystic fibrosis, chronic obstructive pulmonary disorders, tuberculosis, chronic bronchitis and related diseases and treatment of sepsis, ARDS and related diseases. Any notification of Employee by the Company, oral or written, or any reasonable knowledge on the part of Employee that the Company's Business includes other specific aspects shall expand Employee's obligations under this Agreement to include those additional aspects of the Company's Business.

        4.  Confidential Information.

         (a) For the purposes of this Agreement, "Confidential Information" shall mean each of the following: (i) any information or material proprietary to the Company or designated as confidential either orally or in writing by the Company; (ii) any information not generally known by non?Company personnel (other than persons subject to an obligation of confidentiality); (iii) any information which Employee should know the Company would not care to have revealed to others or used in competition with the Company; and (iv) any information which Employee made or makes, conceived or conceives, developed or develops or obtained or obtains knowledge or access through or as a result of Employee's relationship with the Company (including information received, originated, discovered or developed in whole or in part by Employee) from the initial date of Employee's employment with the Company. The Confidential Information includes but is not limited to the following types of information and other information of a similar nature (whether or not reduced to writing):
Inventions (as defined below), development procedures, test methodologies, research results, know-how, specifications, models, software in various stages of development, technical, user and product documentation under development, internal documentation, diagrams, data, flowcharts, spreadsheets, marketing and development plans, customer (licensee) names and other information related to current and potential customers (licensees) (including without limitation names, addresses, phone and fax numbers, hardware configurations, computer software licenses, support required, terms of dealing, and other customer information acquired in the course of providing products or services to customers), price lists, pricing policies, supplier lists, financial information and employee files. Confidential Information shall also include, without limitation, data, notes, records, files, memoranda, email, reports, designs, drawings, plans, sketches, documents, print?outs, and the like, in any way or in any medium incorporating or reflecting any of the Confidential Information, or relating to the Company's Business, or to any client, vendor, licensor, licensee or other party transacting business with the Company. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company, including without limitation information of or concerning the Company's customers. The failure of the Company to mark any of the above-described information as proprietary, confidential, or secret shall not affect its status as part of the Confidential Information protected by this Agreement.

         (b) For the purposes of this Agreement, "Inventions" shall mean ideas, designs, creations, concepts, techniques, inventions, improvements, discoveries, and works of authorship, whether or not patentable or protectable by copyright or patent, whether or not fixed in a tangible medium of expression and whether or not reduced to practice, including but not limited to the nature and results of research and development activities, processes, formulae, devices, designs, processes, computer programs, and methods, together with any improvements thereon or thereto, derivative works or applications derived therefrom, and know?how related thereto.

         (c) Information publicly known that is generally employed by the industry of the Company (the "Company's Industry") at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the Company's Industry shall not be deemed part of the Confidential Information.

         5. Nondisclosure and Non-use of Confidential Information.

         (a) Employee agrees that Employee has a fiduciary duty to the Company and that Employee shall hold in confidence and shall not, except in the course of performing Employee's employment obligations or pursuant to written authorization from the Company: (i) directly or indirectly reveal, report, publish, disclose or transfer the Confidential Information or any part thereof to any person or entity; (ii) use any of the Confidential Information or any part thereof for any purpose other than for the benefit of the Company; or (iii) assist any person or entity other than the Company to secure any benefit from the Confidential Information or any part thereof.

         (b) This Paragraph 5 shall remain in effect from Employee's initial employment with the Company and at all times during Employee's employment with the Company and for ten (10) years after termination of Employee's relationship with the Company, except that this Paragraph 5 shall remain in effect indefinitely as to Confidential Information that is a trade secret (as defined by statute and common law).

         6. Ownership of Confidential Information and Work Product.

         (a) Except as limited by this Paragraph, Employee agrees that all Confidential Information and all other work product of any type or nature created by Employee or resulting from work performed by Employee for the Company, using the Company's facilities, equipment, supplies or other property, during business hours, or related to the Company's Business, even if not Confidential Information (such Confidential Information and work product being defined as "Work Product"), shall belong to the Company exclusively and without any additional compensation to Employee. Employee agrees that any original copyrightable Work Product shall be considered as "works made for hire," and that the Company shall be deemed the author thereof, provided that to the extent such Work Product is determined not to constitute "works made for hire" as a matter of law, Employee hereby irrevocably assigns and transfers to the Company all rights in and to such Work Product.

         (b) The Company's ownership right to such Work Product shall extend regardless of the hours during which or facilities at which the Work Product is made or the resources or ownership of resources used in making it; provided however that the assignment of rights shall not apply to creations developed entirely on Employee's own time without using the Company's facilities, equipment, supplies or other property, Confidential Information or Work Product, provided that the creations do not (a) relate to the Company's Business or actual or demonstrably anticipated research or development, or (b) result from any work performed by Employee for the Company. This Agreement is not intended to, and shall not be interpreted to, assign or vest in the Company rights not assignable pursuant to North Carolina General Statutes Section 66-57.1.

         (c) Upon request Employee will execute any instrument required to vest in the Company complete title and ownership to all Work Product, and will, at the request and expense of the Company, execute any instruments necessary to obtain legal protection in the United States and foreign countries for all Work Product and for the purpose of vesting title thereto in the Company, or its nominee, all without any additional compensation of any kind to Employee. Only if the Company executes a written statement that it does not desire to obtain protection for a particular Invention or copyrightable creation is Employee free to obtain protection in Employee's own name and at Employee's own expense, provided, however, that the Company shall have a royalty-free nonexclusive irrevocable license under any patent or copyright so obtained by Employee.

         7. Disclosure to the Company. Upon the conception of any Work Product by Employee (either solely or in conjunction with others) and without waiting to perfect or complete it, Employee promises and agrees immediately to fully disclose to an officer of the Company, and to no one else, and thereafter to treat the Work Product as the property and secret of the Company. This shall include Work Product made, conceived or reduced to practice after the term of Employee's employment but which belong to the Company pursuant to Paragraphs 6 and 14. Upon request Employee will reduce any concept in the Work Product to writing and deliver all copies of the writing to the President of the Company, or if Employee is the President of the Company, such copies shall be delivered to the Secretary of the Company. These obligations shall continue beyond the termination of employment with respect to Work Product conceived or made during the period of employment.

         8. Collaboration. Employee warrants that Employee will disclose the participation of any other person in any of Employee's work for the Company. Absent such disclosure, Employee warrants that all work performed by Employee will be Employee's own and that no other person shall have any right, title, or interest in any work submitted to the Company.

         9. Records. Employee agrees that Employee will keep and maintain adequate and current written records of all Work Product created by Employee. All written records relating to any Work Product, whether in the form of notes, data, reference materials, sketches, drawings, memoranda, correspondence, blueprints, manuals, letters, notebooks, reports, flowcharts, programs, proposals, or any other form, and whether in written, electronic or other media, concerning the

Company's Business or incorporating or reflecting any of the Work Product, shall be and remain the property of and available to the Company at all times, and shall be delivered to the Company on demand or upon Employee leaving the Company's service. The Company may, at any time and without notice to Employee, take possession of such records regardless of their location, including Employee's files, desk, computer or other areas under the control of the Company.

         10. Assistance After Employment. Employee agrees that if, subsequent to Employee's employment by the Company, his assistance is needed in regard to securing, defending, or enforcing any patent or copyright of which Employee is an inventor, co-inventor, author or co-author Employee shall provide requested assistance and the Company shall pay reasonable compensation for his time at a rate to be agreed upon but not higher than 150% of the last salary rate paid to Employee by the Company during his employment, together with full reimbursement of reasonable and necessary directly-related expenses.

         11. Third-Party Obligations. Employee acknowledges that the Company from time to time may have agreements with other person or entities or with government or other agencies that impose obligations or restrictions on the Company regarding work to be created by Employee or the Company during the course of work thereunder, or regarding the confidential nature of the work or Confidential Information of the third party disclosed during or used as part of such work. Employee agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

         12. Non-Competition. Employee will obtain access to Confidential Information and to the Company's clients and goodwill immediately or within a very short period of time after employment, all of which can be used to provide Employee with an unfair advantage if used to compete against the Company. Employee recognizes that the Company has invested substantial amounts of money and other resources to place the Company in a position where the Company and its employees are accorded respect as a member of a premiere organization in the areas of the Company's Business, that Employee by reason of Employee's affiliation with the Company has acquired a high stature and goodwill in the industry related to the Company's Business, and that it would be unfair for Employee to trade on this stature and goodwill to the competitive disadvantage of the Company. Employee further acknowledges that the nature of the Company's Business results in activities and customers located throughout the United States and the world. The Company's Business could be performed and its goodwill used in any location in the United States or the world; the fact that a customer or employee is not currently located in a city or state does not mean that the undertaking of activities by Employee in such city or state in competition with the Company's Business would have a different impact than undertaking of the activity in a city or state where customers or employees are located. The Parties also recognize that it is the intent of the Company, to the fullest extent permitted by law, to protect the unique aspects of the Company's Business and to prevent specialized knowledge, skills and relationships acquired by Employee during the course of Employee's employment with the Company from being used in a manner that interferes with the Company's goodwill or customer relations or gives an unfair advantage to the former Employee and/or Employee's new employer, or places Employee or the new employer in an unfair competitive position. Employee recognizes that in order to protect the legitimate business interests and goodwill of the Company and the investments of its Shareholders, it is reasonable and necessary for Employee to restrict certain of Employee's actions during Employee's employment and for the period of time after the date of Employee's termination of employment as specified below. Therefore Employee agrees as follows:

         (a) Employee (i) will not consult with or accept employment with a business which competes with the Company's Business if such consulting or employment will require Employee to engage in actions similar to those actions undertaken by Employee in the course and scope of Employee's employment with the Company, draw upon specialized training or knowledge received at the Company, utilize specialized skills developed at the Company, draw upon the Company's goodwill, draw upon industry or current or potential customer contacts developed at the Company, or utilize procedures developed by the Company; and (ii) will not accept consult or accept employment with a business that competes with the Company's Business if such employment will require Employee to engage in actions similar to those actions undertaken by Employee in the course and scope of Employee's employment with the Company; and (iii) will not engage in, or take action for the purpose of enabling Employee to engage in, either as an individual, employee, consultant, independent contractor, advisor, or otherwise, or be interested in (as present or prospective owner, partner, investor, shareholder (except in a publicly traded company), advisor, or otherwise), a business which engages in or competes with the Company's Business, except that Employee may be employed by such a competing business provided that Employee does not work in the section or division of the competing business which competes with the Company's Business and that such employment will not require a breach of the non-disclosure and non-use requirements of Paragraph 5.

         (b) Employee will not, either individually or through any other person or entity: (i) employ or seek to employ or engage as an independent contractor or seek to engage as an independent contractor in any business competitive with the Company's Business, any person who is an employee of the Company or is an independent contractor engaged in the provision of services to the Company, or any person who was an employee of the Company or was an independent contractor engaged in provision of services to the Company (x) within six months prior to such employment or engagement of such person by Employee, or (y) within seven to twelve months prior to such employment or engagement of such person by Employee, or (y) within thirteen to eighteen months prior to such employment or engagement of such person by Employee; or (ii) knowingly take any action detrimental to the relationship between the Company and its present and future employees or independent contractors.

         (c) Employee will not, either individually or through any other person or entity, solicit, (i) influence, or attempt to influence any customer (licensee) or potential customer (licensee) of the Company with regard to the customer's purchase (or licensing) of products or services from the Company or from any competing business offering the same or substitutable products or services if such business is a customer or prospective (under negotiation) customer of the Company or was a customer or prospective (under negotiation) customer of the Company (x) within six months prior to the termination of Employee's employment with the Company, or (y) within seven to twelve months prior to the termination of Employee's employment with the Company, or (z) within thirteen to eighteen months prior to the termination of Employee's employment with the Company; or (ii) take any action detrimental to the existing or prospective (under negotiation) relationships between the Company and any customer or potential customer.

         (d) Employee will not, either individually or through any other person or entity, (i) solicit, influence, or attempt to influence any provider of services or products to the Company, with regard to the provision of services or products to the Company, nor shall Employee do so with respect to any person or entity which was a provider of services or products to the Company (x) within six months prior to the termination of Employee's employment with the Company, or (y) within seven to twelve months prior to the termination of Employee's employment with the Company, or (z) within thirteen to eighteen months prior to the termination of Employee's employment with the Company; or (ii) take any action detrimental to the existing or prospective (under negotiation) relationships between the Company and any provider of services or products.

         (e) The term of the restrictions specified in this Paragraph 12 is the period of Employee's employment by the Company and for one (1) year after the termination of Employee's employment by the Company. The term specified in this subparagraph (e) shall be tolled during any period of actual competition by the Employee and/or any period of litigation required to enforce the Employee's obligations under this Agreement.

         (f) The geographic scope of the restriction set forth in this Paragraph 12 is: (i) a fifty mile radius of the corporate headquarters of the Company; and
(ii) a fifty mile radius of Employee's residence; and (iii) a fifty mile radius of all cities where the Company is conducting research, development, manufacturing or commercialization activities related to the Company's products;
(iv) a fifty mile radius of all cities where the Company has contracted to do business; and (v) a fifty mile radius of all cities where the Company has contracts pertaining to license, research, development, manufacture or sales of the Company's products, or has or had negotiations related to the same; and (vi) the United States; and (vii) Canada; and (viii) the world.

         The provisions and clauses of this Paragraph 12 are separate and independent covenants, and the invalidity or unenforceability of one or more of the provisions or clauses hereof shall not affect the validity or enforceability of the remaining provisions or clauses.

       13.  Change of Noncompetition Restrictions.

         (a) The parties recognize that the law relating to noncompetition has been and is evolving, and what may be permitted as restrictions change with decisions of the courts and new statutes. Therefore, the parties agree that to the extent the law changes the Company may, without the prior consent of Employee or any further compensation to Employee, amend any provision or clause of Paragraph 12 to meet the requirements of the change; provided, however, that no such amendment shall impose any greater restrictions on Employee than those in Paragraph 12.

         (b) Employee agrees that if Employee believes the provisions and clauses of Paragraph 12 are unreasonable, based on the circumstances existing at the relevant time and the legitimate interests of the Company, Employee will request that the Company waive or modify such provisions and clauses so as to reasonably protect the Company's legitimate interests, which request shall include an explanation of the how and to what extent the provisions and clauses of Paragraph 12 are unreasonable. The Company may, but shall not be required to, waive or modify the provisions and clauses of Paragraph 12.

         14. Warranty by Employee. Employee represents and warrants that his performance of all terms under this Agreement does not result in a breach of any duty owed by Employee to another, under contract or otherwise, or violate any confidence of another. Employee agrees not to disclose to the Company or induce the Company to use any confidential or proprietary information belonging to any of the Employee's previous employers or others. Employee warrants that Employee has executed no prior noncompetition, nondisclosure or confidentiality agreements that would in any way interfere with his work for or employment by the Company. Employee represents and warrants that Exhibit A attached hereto, entitled "List of Work Product," is a true and complete list of all creations, if any, whether or not patented or copyrighted and whether or not reduced to practice, made by Employee prior to his employment with the Company, and which therefore are not subject to the provisions of Paragraph 6; provided, however, that any improvements, whether or not patentable or reduced to practice, made to or on, or any derivative work made from, any of the listed confidential and propriety information after Employee's commencement of employment by the Company are subject to the terms of Paragraph 6.

         Employee agrees to notify the Company in writing before Employee makes any disclosure to or performs any work on behalf of the Company which appears to threaten or conflict with any proprietary right Employee claims in any Work Product and in the event of Employee's failure to give such notice, Employee shall make no claim against the Company with respect to any such Work Product.

         15. Exit Interview. Employee agrees that upon termination of Employee's employment for any reason, Employee shall participate in an exit interview with Company personnel. At or prior to the time of this interview Employee shall deliver to the Company all materials or media referenced in Paragraph 4 of this Agreement containing Confidential Information, as well as all records referenced in Paragraph 9 of this Agreement, in Employee's possession or control, or which the Employee has otherwise removed from the premises of the Company. Employee agrees that, upon request Employee will execute a sworn statement that Employee has complied with the terms of the Agreement. Should Employee fail to execute such a statement, in addition to any other remedies the Company may have, the Company may withhold any and all amounts due to Employee for any reason, except minimum compensation required by law.

         16. Extraordinary Relief. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing all remedies available to the Company for breach of this Agreement. Employee recognizes and agrees that because of the unique nature of the Confidential Information and the competitive position of the Company, his breach of this Agreement will irreparably injure the Company for which the Company could not adequately be compensated by remedies at law. Should Employee at any time reveal or use for the benefit of other than the Company or threaten to so reveal or use any Confidential Information, or during any restricted period violate or threaten to violate any of the restrictions in Paragraph 12, the Company shall be entitled to an injunction restraining Employee from doing or continuing to do or performing any such acts, and Employee hereby consents to the issuance of such injunction against Employee. Employee further agrees to waive any bond requirement that may arise if the Company is forced to seek injunctive relief to enforce the terms of this Agreement. Employee agrees that the existence of any other claim or cause of action, whether predicated on any other provision of this Agreement; or otherwise as a result of the relationship between the parties, shall not constitute a defense to the enforcement of the restrictions in Paragraph 12 or any provisions protecting the Confidential Information.

         17. Accounting for Profits; Indemnification. Employee covenants and agrees that, if Employee shall violate any of Employee's covenants or agreements under this Agreement, the Company shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which Employee directly or indirectly shall have realized or may realize relating to, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law or in equity or otherwise under this Agreement. Employee hereby agrees to defend, indemnify and hold harmless the Company against and in respect of: (i) any and all losses and damages resulting from, relating or incident to, or arising out of any misrepresentation or breach by Employee of any warranty, covenant or agreement made or contained in this Agreement; and (ii) any and all actions, suits, proceedings, claims, demands, judgments, payments, costs and expenses (including reasonable attorneys' fees) incident to the foregoing.

         18. Successor Employers. Employee hereby authorizes the Company to provide a copy of this Agreement, including any Exhibits, to any and all future employers, and to notify any and all future employers that the Company intends to exercise its legal rights arising out of or in conjunction with the Agreement and/or any breach or any inducement of breach of it.

         19. Reformation/Severability of Agreement. If any provision of this Agreement shall for any reason be adjudged by any court of competent jurisdiction or arbiter to be illegal, invalid or otherwise unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered. The invalid or unenforceable provision shall be reformed so that each party shall have the obligation to perform reasonably alternatively to give the other party the benefit of its bargain. In the event the invalid or unenforceable provision cannot be reformed, the other provisions or applications of this Agreement shall be given full effect, and the invalid or unenforceable provision shall be deemed struck.

         20. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any entity which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and the Employee, his/her heirs, executors, administrators and legal representatives. Employee may not assign any of his obligations under this Agreement.

         21. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of North Carolina applicable to contracts between residents of North Carolina which are wholly executed and performed in North Carolina and no conflict of law provisions shall be invoked to permit the laws of any other state or jurisdiction to apply. Any lawsuit brought under the terms of this Agreement shall have exclusive venue in the state and federal courts of Orange County, North Carolina; provided, however, that with respect to any proceeding for injunctive relief the Company may, at its option, bring the proceeding before a court where Employee resides at the time of such proceeding.

         22. Merger. This Agreement (together with my other employment agreement(s) that may exist between the Company and Employee (the "Additional Agreements")) constitutes the entire Agreement between the Parties with respect to the subject matter hereof; and supersedes and replaces any oral or written communications and any undertakings otherwise made between the Parties relating to the subject matter. The Additional Agreements (if any) shall remain in full force and effect except that to the extent this Agreement and any Additional Agreement are inconsistent, this Agreement shall prevail. Except as specified in Paragraph 13 or 19, no changes, modifications, or amendments of any terms and conditions of this Agreement are valid or binding unless agreed to in a writing signed by Employee and the President of the Company or, if Employee is the President, the Secretary of the Company.

         This Agreement is effective as of the date first above written and is executed in duplicate originals.

MOLICHEM R&D, INC.


By:
     --------------------------
             President



EMPLOYEE                                  WITNESS


-------------------------------           -------------------------------
         (Signature)                               (Signature)

-------------------------------           -------------------------------
        (Print Name)                              (Print Name)

                                    EXHIBIT A

                              LIST OF WORK PRODUCT
                 NOT SUBJECT TO OWNERSHIP BY MOLICHEM R&D, INC.


         The following is a complete list of all confidential information, inventions, improvements or creations relevant to the subject matter of my employment by the Company that has been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company's Special Terms and Conditions of Employment, to which this is attached as Exhibit A.


_______  No confidential information, inventions, improvements or creations.

_______ Any and all such confidential information, inventions, improvements or creations as is described below:

_______  Additional sheets attached.





---------------------
Employee